UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2015

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
The description of new or amendments to agreements set forth below in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2015, Delek US Holdings, Inc. (“Delek”) announced that it has completed the acquisition of approximately 33.7 million shares, or approximately 48 percent of the outstanding shares, of Alon USA Energy, Inc. (the “Company”) common stock from Alon Israel Oil Company, Ltd. In connection with the closing of this transaction Messrs. Amit Ben Itzhak, Boaz Biran, Shraga Biran, Yonel Cohen and Mordehay Ventura each submitted their resignation from the Board of Directors (the “Board”) of the Company and the Board appointed Messrs. Ezra Uzi Yemin, Assaf Ginzburg, Frederec Green, Mark D. Smith and Avigal Soreq to fill the resulting vacancies. Additionally, Mr. David Wiessman announced his resignation from the position of Chairman of the Board and Mr. Jeffrey D. Morris announced his resignation from the position of Vice Chairman of the Board. The Board unanimously appointed Mr. Yemin to fill the position of Chairman of the Board.

The Company wishes to express its thanks to Messrs. Ben Itzhak, B. Biran, S. Biran, Cohen and Ventura for their service to the Company. The biographies of the Company’s new directors are provided below.

Ezra Uzi Yemin was appointed to the Company’s Board and elected Chairman of the Board in May 2015. Mr. Yemin has served as the Chairman of the Board of Delek since December 2012, as Delek’s Chief Executive Officer since June 2004 and as Delek’s president and a director since April 2001. Mr. Yemin also served as Delek’s treasurer from April 2001 to November 2003 and as Delek’s secretary from May 2001 to August 2005. Mr. Yemin’s duties with Delek include the formulation of its policies and direction, oversight of its executive officers, and overall responsibility for Delek’s operation and performance. Mr. Yemin has also served as the chairman of the board of directors and chief executive officer of Delek Logistics GP, LLC since April 2012.

Assaf Ginzburg was appointed to the Company’s Board in May 2015. Mr. Ginzburg has served as Delek’s Chief Financial Officer since January 2013, a Delek Executive Vice President since May 2009 and as a Delek vice president since February 2005. Mr. Ginzburg has also served as a member of the board of directors and an executive vice president of Delek Logistics GP, LLC since April 2012, and as its chief financial officer since January 2013. Mr. Ginzburg has been a member of the Israel Institute of Certified Public Accountants since 2001.

Frederec Green was appointed to the Company’s Board in May 2015. Mr. Green has served as Delek’s Executive Vice President since May 2009 and as the primary operational officer for Delek’s refining operations since joining Delek in January 2005. Mr. Green has also served as a member of the board of directors and an executive vice president of Delek Logistics GP, LLC since April 2012. Mr. Green has more than 25 years of experience in the refining industry, including fourteen years at Murphy Oil USA, Inc. where he served as a senior vice president during his last six years. Mr. Green has experience ranging from crude oil and feedstock supply, through all aspects of managing a refining business to product trading, transportation and sales.

Mark D. Smith was appointed to the Company’s Board in May 2015. Mr. Smith has served as Delek’s executive vice president since May 2014. Prior to 2014, Mr. Smith spent nine years as a Vice President with Tesoro Refining and Marketing and Tesoro Companies, Inc. (collectively “Tesoro”). From March 2010 until May 2014, Mr. Smith served as the Vice President - Development Supply and Logistics where he was responsible for Tesoro’s strategic supply, trading, and logistics activities. From 2008 through March 2010, Mr. Smith served as Vice President - Trading and Risk Management where he led Tesoro’s trading and risk management activities. Prior to 2005, Mr. Smith work for Chevron USA leading their North American physical supply and trading activities.

Avigal Soreq was appointed to the Company’s Board in May 2015. Mr. Soreq joined Delek in October 2011 and has served as its Vice President since December 2012. Prior to beginning his work for Delek, Mr. Soreq worked in business development for SunPower Corp., which designs and manufactures high efficiency crystalline silicon photovoltaic cells, roof tiles and solar panels. Prior to that, beginning in 2009, Mr. Soreq worked as a Senior Finance and Business Consultant for Trabelsy & Co. Between 2006 and 2008, Mr. Soreq worked as a consultant for KPMG in its Tel-Aviv office in the Corporate Finance department. From 1996 to 2004, Mr. Soreq served in the Israeli Air Force in various roles and reached the rank of Major. Mr. Soreq is certified as a Certified Public Accountant in Israel.

Amendment to Shareholder Agreement
Jeff D. Morris, a member of the Board of the Company is party to a shareholder agreement (as previously amended, the “Shareholder Agreement”) with the Company and Alon Assets, Inc., a subsidiary of the Company (the "Subsidiary"). The Shareholder Agreement relates to the shares of non-voting common stock of the Subsidiary held by Mr. Morris. On May 12, 2015, the parties entered into a second amendment to the Shareholder Agreement (the “Second Amendment”), which modifies the call option of the Company and the put option of Mr. Morris.

A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Management Employment Agreement of Paul Eisman
On May 11, 2015, the Company entered into a management employment agreement with Paul Eisman, its President and Chief Executive Officer. The employment agreement has an initial term of two years beginning on the agreement’s effective date, June 1, 2015. Pursuant to his employment agreement, Mr. Eisman will receive a base salary of $550,000 per year and is eligible for annual merit increases. Mr. Eisman is also entitled to participate in the Company’s annual cash bonus plan, pension plan and benefits restoration plan. Additionally, pursuant to his employment agreement, and pursuant to the terms of the Company’s Amended and Restated 2005 Incentive Compensation Plan (the “Plan”), Mr. Eisman entered into an award agreement providing for the grant of 100,000 restricted shares of the Company’s Common Stock, par value $0.01 per share (“Alon Common Stock”), on each of June 1, 2015, and June 1, 2016. These shares shall vest upon the first anniversary of the date of grant (conditioned upon continued employment with the Company), subject to acceleration in certain circumstances. A copy of the management employment agreement and award agreement are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Amendment to the Management Employment Agreement of Alan Moret
Effective May 12, 2015, the Company entered into the First Amendment to Management Employment Agreement of Alan Moret, the Company Senior Vice President of Supply (the “Amendment”). The Amendment modifies certain provisions relating to termination of Mr. Moret by the Company without Cause, Expiration of Employment Term, or Resignation by Mr. Moret for Good Reason. A copy of the Amendment is attached as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Director Grants
On May 10, 2015, the Company granted 1,507 restricted shares of Alon Common Stock to each of Ilan Cohen, Ron W. Haddock, Yeshayahu Pery and Dr. Zalman Segal, each an independent director of the Company, pursuant to Section 12 of the Plan. The shares vest in equal installments on the first, second and third anniversaries of the date of grant. These awards are evidenced by agreements in the form adopted by the Company for the purpose of evidencing grants of this type, which form was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 5, 2005, and is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Bylaws
On May 14, 2015, the Company’s Board passed a resolution to amend the Company’s Bylaws (the “Bylaws”). Specifically, the amendment to the Bylaws provides that until the 2016 Annual Meeting of the Stockholders of the Company, the affirmative vote of at least 90% of the Board (rounded up to the nearest whole number of directors) shall be required to remove or replace the Chairman without cause. The foregoing description is qualified in its entirety to the Company’s Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Alon USA Energy, Inc.
10.1	Second Amendment to Shareholder Agreements among Alon USA Energy, Inc., Alon Assets, Inc., Jeff Morris and Jeff Morris/IRA, dated May 12, 2015.
10.2	Management Employment Agreement between Paul Eisman and Alon USA GP, LLC, dated May 11, 2015.
10.3	Restricted Stock Award Agreement between Paul Eisman and Alon USA Energy, Inc., dated May 11, 2015.
10.4	First Amendment to Employment Agreement between Alan P. Moret and Alon USA GP, LLC, dated May 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

Date:	May 15, 2015	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Alon USA Energy, Inc.
10.1	Second Amendment to Shareholder Agreements among Alon USA Energy, Inc., Alon Assets, Inc., Jeff Morris and Jeff Morris/IRA, dated May 12, 2015.
10.2	Management Employment Agreement between Paul Eisman and Alon USA GP, LLC, dated May 11, 2015.
10.3	Restricted Stock Award Agreement between Paul Eisman and Alon USA Energy, Inc., dated May 11, 2015.
10.4	First Amendment to Employment Agreement between Alan P. Moret and Alon USA GP, LLC, dated May 12, 2015.